EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Astra Space, Inc. of our report dated March 30, 2023 relating to the financial statements, which appears in Astra Space, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

June 26, 2023